EXHIBIT 10.7

SUBORDINATION AND INTERCREDITOR AGREEMENT

AGREEMENT (this “Agreement”), made and entered into this 20th day of June, 2008, by and between COMVEST CAPITAL, LLC, a Delaware limited liability company (“ComVest”), and MANUFACTURERS AND TRADERS TRUST COMPANY, as Administrative Agent (“MTB”);

W I T N E S S E T H:

WHEREAS, ComVest and ClearPoint Business Resources, Inc. (the “Borrower”) are parties to a Revolving Credit and Term Loan Agreement of even date herewith (as same may be amended, modified, supplemented and/or restated from time to time, the “Loan Agreement”) by and between ComVest and the Borrower, pursuant to which, among other things, ComVest is providing to the Borrower (a) a revolving credit facility in the principal amount of $3,000,000, and (b) a term loan in the principal amount of $9,000,000 (the “Term Loan”); and

WHEREAS, the obligations of the Borrower to ComVest under the ComVest Documents (as such term is hereinafter defined) are guaranteed by all direct and indirect Subsidiaries of the Borrower from time to time, and are secured by substantially all of the now-owned and hereafter-acquired assets of the Borrower and all direct and indirect Subsidiaries of the Borrower from time to time; and

WHEREAS, the Borrower is indebted to MTB as reflected in that certain Loan Modification and Restructure Agreement of even date herewith (as same may be amended, modified, supplemented and/or restated from time to time, the “Restructure Agreement”) by and among the Borrower, its Subsidiaries and MTB; and

WHEREAS, the MTB Debt Obligations (as such term is hereinafter defined) are secured by substantially all of the now-owned and hereafter-acquired assets of the Borrower and its Subsidiaries; and

WHEREAS, ComVest and MTB wish to confirm their agreements and understandings with respect to the relative priorities of their respective claims and liens against the Borrower and its Subsidiaries, and their respective assets, as more particularly set forth herein;

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1. Definitions. In addition to those terms defined elsewhere in this Agreement, the following terms shall have the following meanings wherever used in this Agreement:

“Code” means the United States Bankruptcy Code as in effect from time to time.

“Collateral” means all assets and property of the Borrower and its Subsidiaries, whether now owned or hereafter acquired, in each case to the extent securing any of the ComVest Obligations and/or MTB Obligations

“ComVest Documents” means the collective reference to the Loan Agreement, the promissory notes issued thereunder, and all security agreements, collateral assignments, guarantees and other agreements and instruments executed and delivered pursuant thereto or in respect thereof, in each case as amended, modified, supplemented and/or restated from time to time.

“ComVest Event of Default” means the occurrence or existence of any event or circumstance such as would permit the acceleration of the ComVest Obligations.

“ComVest Liens” means the liens and security interests held by ComVest from time to time to the extent securing all or any portion of the ComVest Obligations.

“ComVest Obligations” means all obligations outstanding from time to time under or pursuant to the ComVest Documents.

“ComVest Priority Collateral” means all Collateral other than the MTB Priority Collateral.

“MTB Documents” means the collective reference to the Restructuring Agreement and all promissory notes, security agreements, collateral assignments, guarantees and other agreements and instruments evidencing any currently outstanding indebtedness of the Borrower or any of its Subsidiaries to MTB, in each case as amended, modified, supplemented and/or restated from time to time.

“MTB Liens” means the liens and security interests held by MTB from time to time in the Collateral, in each case to the extent securing any of the MTB Obligations.

“MTB Obligations” means all obligations outstanding from time to time under or pursuant to (a) the MTB Documents (“MTB Debt Obligations”), and (b) the warrants, warrant agreements and any other agreements which do not evidence currently outstanding indebtedness of the Borrower and/or any of its Subsidiaries to MTB or any of its affiliates.

“MTB Priority Collateral” means the Pre-Closing Accounts, the Tax Refunds and the Certificate of Deposit, as each of such terms is defined in the Restructure Agreement as in effect on the date hereof.

“Permitted Payments” shall have the meaning set forth in Section 2(b) below.

“Subsidiary” shall have the meaning ascribed thereto in the Loan Agreement.

2. Subordination of MTB Obligations.

(a) Subject to Section 2(b) below, MTB will not ask, demand, accelerate, sue for, enforce, take, collect or receive, by set-off, Collateral enforcement or in any other manner (other than by action against MTB Priority Collateral, subject to the express requirements of this Agreement), any payment on or in respect of the MTB Obligations (whether of principal, interest, fees, collection costs or otherwise) (i) from the Borrower, or any successor or assign of the Borrower, including, without limitation, a receiver, trustee or debtor-in-possession (the term “Borrower” hereinafter shall include any such successor and assign of the Borrower), or (ii) from any other person (other than Michael Traina and/or Christopher Ferguson pursuant to any personal guaranty), firm, partnership or corporation for the benefit of the Borrower, unless and until (A) all of the ComVest Obligations (exclusive of contingent indemnification obligations to the extent that no claim giving rise thereto has been asserted) shall have been fully paid and satisfied and all lending commitments of ComVest to the Borrower shall have terminated.

(b) Notwithstanding the provisions of Section 2(a) above, (i) the Borrower may pay to MTB, and MTB may collect, enforce, take, receive (by set-off or in any other manor) and accept from the Borrower, in payment or reduction of the MTB Debt Obligations (but not any of the other MTB Obligations), any and all proceeds of MTB Priority Collateral at any time from time to time, and (ii) so long as no ComVest Event of Default has occurred and is continuing or would exist immediately after such payment, the Borrower may pay to MTB, and MTB may accept from the Borrower, scheduled payments of principal and interest in respect of the Deferred Obligations (as such term is defined in the Restructure Agreement) in accordance with the Restructure Agreement as in effect on the date hereof.

(c) By its signature below, the Borrower hereby agrees that it will not make any payment in respect of the MTB Obligations which is prohibited by the terms of this Section 2. Furthermore, neither MTB nor any of its affiliates shall at any time assert that any of the Collateral secures any obligations owed to MTB or any of its affiliates other than the MTB Debt Obligations

3. Priorities in Collateral.

(a) Notwithstanding anything to the contrary contained in any agreements between the Borrower and ComVest and/or between the Borrower and MTB, and notwithstanding the time, order or method of attachment or perfection as between the MTB Liens and the ComVest Liens, or the time or order of filing or recording of financing statements or other evidences of liens or security interests, (i) ComVest acknowledges and agrees that all MTB Liens in respect of the MTB Priority Collateral shall have absolute and unconditional priority over any and all ComVest Liens on the MTB Priority Collateral, to the full extent of all MTB Debt Obligations from time to time, and (ii) MTB acknowledges and agrees that all ComVest Liens shall have absolute and unconditional priority over any and all MTB Liens, to the full extent of all ComVest Obligations from time to time (provided that the principal amount of the ComVest Obligations to such priority shall at no time exceed $14,000,000).

(b) The parties acknowledge that certain account debtors in respect of the MTB Priority Collateral will also be account debtors in respect of the ComVest Priority Collateral, and that it is in the best interests of both ComVest and MTB that the Borrower’s and its Subsidiaries’

relationships with its account debtors be maintained in good order. Accordingly, with respect to the Borrower’s and its Subsidiaries’ accounts receivable, (i) except to the extent otherwise directed by the subject account debtor or as provided in the following clause (ii), or to the extent otherwise ascertainable through reasonable diligence, all payments received on such accounts receivable shall be applied on a first-in, first-out basis (i.e., payments shall be applied to the oldest receivables outstanding at any time), (ii) in the event of any bulk settlement or compromise with any account debtor (whether in the context of a Code proceeding or otherwise) which includes both MTB Priority Collateral and ComVest Priority Collateral, all payments received in respect of such account debtor shall, unless otherwise indicated by the express terms of such settlement or compromise, be allocated ratably among the affected accounts receivable, (iii) neither MTB nor ComVest shall place any undue pressure on any of such account debtors, nor shall MTB or ComVest direct the Borrower or any Subsidiary to place any undue pressure on any account debtor, to cause payments on MTB Priority Collateral to be made in precedence to payments on ComVest Priority Collateral, or vice versa, and (iv) any collection actions taken by either MTB or ComVest in respect of account debtors on Collateral shall be made in compliance with applicable law.

(c) In no event and under no circumstances shall (i) ComVest be under any obligation to marshal any assets for the benefit of MTB, or to account to MTB in respect of collection efforts or collection results with respect to ComVest Priority Collateral except to the extent required by applicable law, or (ii) MTB have any claim against ComVest or any of its agents by reason of any settlements, compromises or other actions taken with respect to ComVest Priority Collateral at any time, except to the extent of any breach by ComVest of its obligations under this Agreement.

4. Remedies.

(a) Until the ComVest Obligations have been paid in full and all lending commitments of ComVest to the Borrower have been terminated, MTB shall not, without the prior written consent of ComVest, seek to foreclose or exercise any other enforcement remedies (including, without limitation, settlement or compromise of accounts receivable) with respect to any MTB Liens (other than in respect of the MTB Priority Collateral, subject to the express requirements of this Agreement), or institute any legal proceedings with respect to any Collateral (other than MTB Priority Collateral, subject to the express requirements of this Agreement), or take any other action, directly or indirectly, that would interfere in any manner with the rights of the holder of the ComVest Liens. Following payment in full of the ComVest Obligations and the termination of all lending commitments from ComVest to the Borrower, MTB may effect foreclosure and exercise of its enforcement remedies with respect to the MTB Liens.

(b) If, as and when so requested by ComVest, MTB shall (i) immediately release or otherwise terminate the MTB Liens on items of Collateral (other than MTB Priority Collateral) in connection with and/or to facilitate the sale, realization upon or other disposition of such Collateral by ComVest, or by Borrower with the prior written consent of ComVest, in each case with respect to that Collateral (other than MTB Priority Collateral) which is being sold, realized upon or otherwise disposed of (A) in the ordinary course of business, (B) prior to the declaration of a ComVest Event of Default if ComVest in good faith believes that such sale, realization or disposition would realize fair value for the subject Collateral, or (C) at any time on or after the declaration of a ComVest Event of Default, and (ii) immediately deliver such other release documents as ComVest may reasonably require in connection therewith; provided, however, that notwithstanding any such release or termination of the MTB Liens, or any liquidation or disposition of Collateral as aforesaid, the MTB Liens shall nonetheless attach to the proceeds of such Collateral in the same priority as existed prior to such action.

(c) Until payment in full of the MTB Debt Obligations, ComVest shall not, without the prior written consent of MTB, seek to foreclose or exercise any other enforcement remedies with respect to any of the MTB Priority Collateral, or institute any legal proceedings with respect to any MTB Priority Collateral, or take any other action, directly or indirectly, that would interfere in any manner with the rights of the holder of the MTB Liens in respect of the MTB Priority Collateral.

5. Priority; Grant of Authority.

(a) In the event of any distribution, division or application, partial or complete, voluntary or involuntary, by operation of law or otherwise, of all or any part of the assets of the Borrower or any of its Subsidiaries or the proceeds thereof to the creditors of the Borrower or any of its Subsidiaries, or readjustment of the obligations and indebtedness of the Borrower or any of its Subsidiaries, whether by reason of liquidation, bankruptcy, arrangement, receivership, assignment for the benefit of creditors or any other action or proceeding involving the readjustment of all or any part of the MTB Obligations, or the application of the assets of the Borrower to the payment or liquidation thereof, or upon the dissolution, liquidation, cessation or other winding up of the Borrower’s or any Subsidiary’s business, or upon the sale of all or substantially all of the Borrower’s or any Subsidiary’s assets, then, and in any such event (a “Subject Event”), (i) the holders of ComVest Obligations shall, except to the extent of identifiable proceeds of MTB Priority Collateral, be entitled to receive payment in full of any and all of the ComVest Obligations (subject to the limitations on principal amounts set forth in Section 3 above) prior to the payment of all or any part of the MTB Obligations, (ii) any payment or distribution of any kind or character, whether in cash, securities or other property, except to the extent of identifiable proceeds of MTB Priority Collateral, which shall be payable or deliverable upon or with respect to any or all of the MTB Obligations shall be paid or delivered directly to the holders of ComVest Obligations for application on any of the ComVest Obligations (subject to the limitations on principal amounts set forth in Section 3 above), due or not due, until such ComVest Obligations (exclusive of contingent indemnification obligations to the extent that no claim giving rise thereto has been asserted) shall have first been fully paid and satisfied, and (iii) any payment or distribution of any kind or character, whether in cash, securities or other property, to the extent of identifiable proceeds of MTB Priority Collateral, shall be paid or delivered directly to the holders of the MTB Debt Obligations, until all MTB Debt Obligations shall have first been fully paid and satisfied. Following payment in full of the ComVest Obligations, but subject to the rights of any other lienholders or creditors of the Borrower or the subject Subsidiary, ComVest will remit to MTB, to the extent of MTB’s interest therein, all remaining Collateral then in ComVest’s possession or under ComVest’s control and all dividends or other payments or distributions paid to and held by ComVest in excess of the ComVest Obligations (and, for the sole purpose of maintaining the perfection of the MTB Liens therein, ComVest shall act as MTB’s agent in holding possession of any certificated securities constituting part of the Collateral, all of which certificates in existence on the date hereof are being delivered by MTB to ComVest (as priority lienholder) concurrently herewith) .

(b) In no event and under no circumstances shall ComVest be entitled to receive or retain any distribution of any identifiable proceeds of any MTB Priority Collateral prior to the payment in full in cash of the MTB Debt Obligations.

6. Improper Receipts. In the event that MTB or ComVest shall at any time receive any payment which it is prohibited from receiving pursuant to this Agreement, such party shall turn over such payment to the other party, and pending such delivery, such amounts shall be deemed received and held in trust for the benefit of the other party. Any and all such payments which are turned over by one party to the other party pursuant to this Section 6 shall not be deemed to be payments on account of the Borrower’s obligations to the remitting party, and the remitting party shall be subrogated to the rights of the other party with respect to such payments, provided that such rights of subrogation shall not be exercisable or enforceable unless and until the obligations of the Borrower to such receiving party (exclusive of contingent indemnification obligations to the extent that no claim giving rise thereto has been asserted) are paid in full and any further lending commitments of the receiving party have been terminated.

7. Amendment.

(a) None of the stated terms of any of the MTB Documents, as presently in effect, may be altered, amended or otherwise modified, without the prior written consent of ComVest, in any manner such as would in any manner increase or otherwise alter the Borrower’s or any Subsidiary’s obligations thereunder in any manner adverse to the Borrower or any Subsidiary.

(b) MTB hereby agrees that all payments received by ComVest may be applied, reversed, and reapplied, in whole or in part, to any of the ComVest Obligations, without affecting the validity or enforceability of this Agreement, and assents to any extension or postponement of the time of payment of the ComVest Obligations or to any other indulgence with respect thereto, to any substitution, exchange or release of all or any Collateral and to the addition or release of any other party or person primarily or secondarily liable therefor.

8. Continuing Subordination.

(a) MTB acknowledges and agrees that the terms and provisions of this Agreement do not conflict with or violate any terms or provisions of any of MTB Documents or any other agreement, instrument, or document executed by the Borrower or any Subsidiary and, or in favor of, MTB or any of its affiliates, and that, to the extent the terms and provisions of this Agreement may be inconsistent with any of the MTB Documents or any other such other agreement, instrument, or document, the MTB Documents and such other agreements, instruments and documents shall be deemed to be superseded by this Agreement.

(b) This Agreement shall be irrevocable and shall remain in effect until the ComVest Obligations have been paid in full and the Loan Agreement and all other ComVest

Documents have been terminated. This is a continuing agreement of subordination and ComVest may continue, at any time and without notice to MTB, to extend credit or other financial accommodations and loan monies to or for the benefit of the Borrower on the faith hereof, in such amounts and on such terms and conditions as ComVest and the Borrower may agree (subject to the limitation contained in Section 3(a) above).

9. Waivers. Each party expressly waives all notice of the acceptance by the other party of the subordination and other provisions of this Agreement and all other notices not specifically required pursuant to the terms of this Agreement; and expressly waives reliance by the other party upon the subordination and other agreements as herein provided. Each party acknowledges and agrees that (a) the other party has made no warranties or representations with respect to the due execution, legality, validity, completeness or enforceability of any ComVest Documents or MTB Documents, or the collectibility of any ComVest Obligations or MTB Obligations, (b) subject to the limitation contained in Section 3(a) above, ComVest shall be entitled to amend, modify or otherwise alter any and all of the ComVest Documents, grant any waivers or indulgencies thereunder, and otherwise manage and supervise its financial arrangements with the Borrower and its Subsidiaries in accordance with its usual practices, modified from time to time as it deems appropriate under the circumstances, in each case without affecting the validity or enforceability of this Agreement and without regard to the existence of any rights that MTB may at any time have in or to any of the assets of the Borrower and its Subsidiaries, (c) neither party shall be under any obligation to advise the other party of any ComVest Event of Default or any Spring Back Event or Agreement Terminating Event (as such terms are defined in the Restructure Agreement) or any other circumstance affecting the ComVest Obligations, the MTB Obligations, the Borrower or any Subsidiary at any time and from time to time, and (d) neither party shall have any liability to the other party for, and each party waives any claim which it may now or hereafter have against the other party arising out of, (i) any and all actions which the other party, in good faith and without violation of this Agreement, takes or omits to take (including, without limitation, actions with respect to the creation, perfection or continuation of liens or security interests in any existing or future Collateral, actions with respect to the occurrence of a default, actions with respect to the foreclosure upon, sale, release, or depreciation of, or failure to realize upon, any Collateral, and actions with respect to the collection of any claim for all or any part of the ComVest Obligations or MTB Obligations from any account debtor, guarantor or any other party) with respect to any ComVest Document or MTB Document, or to the collection of the ComVest Obligations or MTB Obligations, or the valuation, use, protection or release of Collateral, (ii) ComVest’s election, in any proceeding instituted under the Code, of the application of Section 1111(b)(2) of the Code, and/or (iii) any borrowing or grant of a security interest under Section 364 of the Code by the Borrower or any Subsidiary, as debtor in possession. Without limiting the generality of the foregoing, (A) MTB waives the right to assert the doctrine of marshalling with respect to any of the assets of the Borrower or any Subsidiary, and consents and agrees that ComVest may proceed against any or all ComVest Priority Collateral in such order as ComVest shall determine in its sole discretion, and (B) if ComVest shall desire to provide financing to the Borrower or any Subsidiary under either Section 363 or Section 364 of the Code, MTB agrees that adequate notice to MTB shall have been provided for such financing if MTB receives notice one (1) business day prior to the entry of the order approving such financing.

10. Reversal of Payments. To the extent that any payment or payments made to or received by ComVest or MTB as contemplated by this Agreement are subsequently invalidated, declared to be fraudulent or preferential, set aside, or required to be repaid to any trustee, receiver or other person under the Code or any state bankruptcy or other such law, then, to the extent thereof, ComVest and MTB shall be restored to their rights and positions as if such payment or payments had not been received.

11. Waivers and Amendments. No waiver or amendment shall be deemed to be made by ComVest or MTB of any of its rights hereunder, unless the same shall be in writing and signed by the party to be charged therewith, and each waiver, if any, shall be a waiver only with respect to the specific instance involved and shall in no way impair the rights of ComVest or MTB or the obligations of either such party to the other such party in any other respect at any other time.

12. Information Concerning the Borrower. Each of ComVest and MTB hereby assumes responsibility for keeping itself informed of the financial condition of the Borrower and of all other circumstances bearing upon the risk of non-payment of the ComVest Obligations and/or the MTB Obligations that diligent inquiry would reveal, and each party hereby agrees that, except to the extent expressly provided in this Agreement, the other party shall have no duty to advise of information known to the other party regarding such condition or any such circumstances. In the event that either party, in its sole discretion, undertakes, at any time or from time to time, to provide any such information to the other party, such party shall be under no obligation (a) to provide any such information on any subsequent occasion, or (b) to undertake any investigation not a part of its regular business routine.

13. Notices. Any and all notices hereunder shall be in writing and addressed to the party to be notified as follows:

If to ComVest:

ComVest Capital, LLC

One North Clematis, Suite 300

West Palm Beach, Florida 33401

Attention: Chief Financial Officer

Telecopier: _________________

with a copy to:

Greenberg Traurig, LLP

200 Park Avenue

New York, New York 10166

Attention: Shahe Sinanian, Esq.

Telecopier: (212) 801-6400

If to MTB:

Mr. James S. Gates

Regional Manager - Pennsylvania Assets

Vice President

M&T Bank

PA 1 HM41

213 Market Street

Harrisburg, Pennsylvania 17101

Telecopier: (717) 255-2370

or to such other address as any party may designate for itself by notice. Notice shall be deemed to have been duly given when (a) delivered personally or otherwise actually received, (b) sent by overnight delivery service, (c) mailed by first class United States mail, postage prepaid, registered or certified, with return receipt requested, or (d) sent by facsimile with facsimile confirmation of receipt (with duplicate notice sent by United States mail as provided above).

14. CONSENT TO JURISDICTION; WAIVERS. EACH OF MTB AND COMVEST AGREES, IN RESPECT OF ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT, TO THE NON-EXCLUSIVE JURISDICTION OF ANY AND ALL LOCAL, STATE AND/OR FEDERAL COURTS SITTING IN THE STATE OF FLORIDA, AND WAIVES ANY OBJECTION WHICH SUCH PARTY MAY HAVE BASED ON IMPROPER VENUE OR FORUM NON CONVENIENS TO THE CONDUCT OF ANY PROCEEDING IN ANY SUCH COURT. EACH PARTY HEREBY WAIVES, TO THE EXTENT PERMITTED BY LAW, ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING UNDER OR RELATED TO THIS AGREEMENT.

15. Governing Law. This Agreement shall (irrespective of the place where it is executed and delivered) be governed, construed and controlled by and under the laws of the State of New York (without giving effect to principles of conflicts of laws other than Sections 5-1401 and 5-1402 of the New York General Obligations Law).

16. Binding Effect. This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns. As used herein, the term “ComVest” shall include any and all subsequent holders of ComVest Obligations and any lender refinancing the ComVest Obligations, and the term “MTB” shall include any and all subsequent holders of MTB Obligations, in their capacities as such.

17. Captions. The Section titles utilized in this Agreement are for convenience only, and shall not affect the construction or interpretation of this Agreement or any of the provisions hereof.

18. Counterparts. This Agreement may be executed in any number of counterparts and by fax signature pages, each of which shall be deemed to constitute an original, but all of which together shall constitute one and the same instrument.

19. Severability. In the event and to the extent that any provision of this Agreement shall be held invalid or unenforceable, such invalidity or unenforceability shall not effect the validity or enforceability of any other provisions of this Agreement, all of which shall remain fully enforceable as set forth herein.

20. Legends. If so requested by ComVest from time to time, all promissory notes and other instruments or agreements representing any of the MTB Obligations shall bear a legend giving notice of the requirements of this Agreement.

21. Nature of Subordination. The provisions of this Agreement are intended solely for the purpose of defining the relative rights of the holders of the ComVest Obligations (on the one hand) and the holders of the MTB Obligations (on the other hand), and none of such provisions shall impair, as between MTB and the Borrower, the obligations of the Borrower to make payments under the MTB Documents in accordance with the terms thereof. No other person (including, without limitation, the Borrower) is intended to receive any benefit whatsoever by this Agreement.

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IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers on and as of the date first set forth above.

COMVEST CAPITAL, LLC

By:	/s/ Gary E. Gaggard
Name: Gary E. Jaggard Title: Managing Director

MANUFACTURERS AND TRADERS TRUST COMPANY, as Administrative Agent

By:	/s/ James S. Gates
Name: James S. Gates Title: Vice-President

The undersigned Borrower and its Subsidiaries hereby agrees to comply with the terms and conditions of the foregoing Agreement.

CLEARPOINT BUSINESS RESOURCES, INC.

By:	/s/ Michael D. Traina

CLEARPOINT RESOURCES, INC.

ASG, LLC (a Florida LLC)

EMGATE SOLUTIONS GROUP, LLC

CLEARPOINT WORKFORCE, LLC

CLEARPOINT HR, LLC

ALLIED CONTRACT SERVICES, LLC

STAFFBRIDGE, INC.

CLEARPOINT ADVANTAGE, LLC

CLEARPOINT MANAGED SERVICES, LLC

QUANTUM RESOURCE CORPORATION

ASG, LLC (a Rhode Island LLC)

MERCER VENTURES, INC.

By:	/s/ Michael D. Traina
Name: Michael D. Traina Title: CEO

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